UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2024
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00 per share	WTM	New York Stock Exchange
	WTM.BH	Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2024, Giles E. Harrison, 55, will become Executive Vice President and Chief Strategy Officer of White Mountains Insurance Group, Ltd. (the “Company”). Mr. Harrison served as Chief Financial Officer of Farmers Group, Inc. from 2021 to 2024. He served as Interim Regional Chief Executive Officer Latin American for Zurich Insurance Company Ltd. (“Zurich”) during 2020, as Chief Executive Officer of Regional Markets EMEA for Zurich from 2019 until 2020 and as Head of Group M&A for Zurich from 2015 through 2019.

There are no arrangements or understandings between Mr. Harrison and any other persons pursuant to which he was selected as Executive Vice President and Chief Strategy Officer. There are also no family relationships between Mr. Harrison and any director or executive officer of the Company. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Harrison signed an offer letter dated February 22, 2024 (the “Offer Letter”), which was approved by the Compensation/Nominating and Governance Committee of the Board of Directors of the Company. Mr. Harrison will receive a base salary of $600,000. He is eligible to participate in the Company’s annual and long-term incentive plans. His annual bonus target will be 75% of his base salary. His long-term incentive grant for the 2024-2026 cycle will be 1,000 restricted shares and 1,000 performance shares. Mr. Harrison will also receive a signing bonus of $750,000, payable in three equal annual installments. In the event that Mr. Harrison voluntarily terminates his employment prior to March 15, 2026, he must reimburse the Company for any portion of the signing bonus he has received. In the event the Company terminates Mr. Harrison’s employment, other than for cause, prior to March 15, 2026, Mr. Harrison will be entitled to any unpaid portion of the signing bonus and will continue to vest in any then outstanding long-term incentives. The foregoing description is a summary of the material terms of Mr. Harrison’s employment, does not purport to be complete, and is qualified in its entirety by reference to the Offer Letter, which is filed as an exhibit to this Current Report on Form 8-K.

Liam Caffrey, 52, has been named President of the Company. He will remain Chief Financial Officer.

There are no arrangements or understandings between Mr. Caffrey and any other persons pursuant to which he was selected as President and Chief Financial Officer. There are also no family relationships between Mr. Caffrey and any director or executive officer of the Company. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Caffrey’s compensation will remain unchanged at this time.

Our press release regarding these matters is attached as Exhibit 99.1 and incorporated by reference herein.

The foregoing discussion contains “forward-looking statements” such as those that state what individuals will do or what roles they will serve in. The Company intends such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cannot promise that its expectations in such forward-looking statements will turn out to be correct because they are subject to factors beyond its control, including competitive labor markets and the conduct of individuals.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Offer Letter, dated as of February 22, 2024, between the Company and Mr. Harrison
99.1 Press Release, dated as of April 10, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
April 10, 2024	By:	/s/ MICHAELA J. HILDRETH Michaela J. Hildreth Managing Director and Chief Accounting Officer

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